Exhibit 99.1

         Abiomed Announces Preliminary Second Quarter Revenue


    DANVERS, Mass.--(BUSINESS WIRE)--Oct. 12, 2006--Abiomed, Inc. (NASDAQ: ABMD) today announced second fiscal quarter ended September 30, 2006 revenue of approximately $11 million compared to revenue of $10.9 million for the same period of fiscal 2006. Fiscal year-to date revenue for the six months ended September 30, 2006 is expected to be approximately $24 million, up approximately 24% compared to revenue of approximately $19.4 million in the first six months of fiscal 2006.

    Comparing the second fiscal quarter of 2007 to the second fiscal quarter of 2006, revenue from the Company's Impella platform (consoles and disposables) increased approximately 70% outside the U.S., revenue from the Company's global AB5000 platform (consoles and disposables) increased approximately 30%, while revenue from the Company's BVS blood pumps decreased approximately 36%.

    "Our strategic platforms of Impella and AB5000 performed well during the quarter, however, revenue for the BVS declined," said Michael R. Minogue, Chairman, CEO and President of Abiomed. "The BVS, over the last 14 years, has demonstrated the highest recovery rates in publication, and our recently launched AB5000 has provided the flexibility of higher pulsatile flows, longer duration of support and the ability to ambulate the patient."

    The Company will release complete second fiscal quarter 2007 results on November 8, 2006, and host a conference call to discuss the results that day at 4:30 p.m. ET. Michael R. Minogue, Chairman, Chief Executive Officer and President, and Daniel J. Sutherby, Chief Financial Officer, will host the conference call. Dial-in information for the conference call will be announced shortly.

    To listen to the call live, please tune into the webcast via www.abiomed.com or dial 800-659-2056; the international number is 617-614-2714. The conference call passcode is 99611049. A replay of this conference call will be available beginning at 6:30 p.m. ET on November 8, 2006 through 6:30 p.m. ET on November 15, 2006. The replay phone number is 888-286-8010; the international number is 617-801-6888. The replay access code is 60928364.

    ABOUT ABIOMED

    Based in Danvers, Massachusetts, Abiomed, Inc., is a leading developer, manufacturer and marketer of medical products designed to assist or replace the pumping function of the failing heart. Abiomed currently manufactures and sells the AB5000(TM) Circulatory Support System and the BVS(R) 5000 Biventricular Support System for the temporary support of all patients with failing but potentially recoverable hearts. In Europe, Abiomed offers the IMPELLA(R) RECOVER(R) minimally invasive cardiovascular support systems under CE Mark approval. The IMPELLA(R) 5.0 and 2.5 are investigational devices limited by Federal Law solely to investigational use in the United States. Other IMPELLA devices are not yet available for sale in the United States. The Company's AbioCor(R) Implantable Replacement Heart is now available under a Humanitarian Device Exemption granted by the United States Food and Drug Administration. For additional information please visit: www.abiomed.com.

    FORWARD-LOOKING STATEMENTS

    This Release contains forward-looking statements, including statements regarding development of Abiomed's existing and new products, the Company's progress toward commercial growth, and future opportunities. The Company's actual results may differ materially from those anticipated in these forward-looking statements based upon a number of factors, including uncertainties associated with development, testing and related regulatory approvals, anticipated future losses, complex manufacturing, high quality requirements, dependence on limited sources of supply, competition, technological change, government regulation, future capital needs and uncertainty of additional financing, and other risks and challenges detailed in the Company's filings with the Securities and Exchange Commission, including the Annual Report filed on Form 10-K. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this Release. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this Release or to reflect the occurrence of unanticipated events.

    CONTACT: Abiomed, Inc.
             Daniel J. Sutherby, 978-646-1812
             Chief Financial Officer
             ir@abiomed.com
             or
             Abiomed, Inc.
             Liza Heapes, 978-646-1668
             Media Relations
             mediarelations@abiomed.com